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                                                                    EXHIBIT 99.1

                                Certification of
                          Principal Executive Officer
                         ResortQuest International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q/A (the "Form 10-Q/A") for the quarter ended March 31, 2002 of ResortQuest International, Inc. (the "Issuer").

I, David L. Levine, the Principal Executive Officer of Issuer certify that to the best of my knowledge:

         (i) The Form 10-Q/A for the quarterly period ended March 31, 2002, fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) The information contained in the Form 10-Q/A for the quarterly period ended March 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 19, 2002

                                                /s/ David L. Levine
                                            -----------------------
                                             Name:  David L. Levine
                                                    Chairman of the Board and
                                                    Chief Executive Officer

Subscribed and sworn to before me
This 19th day of August, 2002.

/s/ Lisa Thomas
------------------------------------
Name:  Lisa Thomas
Title: Notary Public

My Commission Expires:  October 29, 2002.